Exhibit 99.1

FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS FINANCIAL RESULTS FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2013

New York, New York – November 14, 2013 – Tiptree Financial Inc. (“Tiptree”, “the Company” or “we”) (NASDAQ:TIPT), today filed its Quarterly Report on Form 10-Q and announced its financial results for the nine months ended September 30, 2013.

Tiptree is a diversified holding company which conducts its operations through its operating subsidiary Tiptree Operating Company, LLC (“Operating Subsidiary”). We operate in four segments: insurance and insurance services, specialty finance (including corporate, consumer and tax-exempt credit), asset management and real estate. Tiptree is the sole managing member of, and owns approximately 25% of, Operating Subsidiary. As the sole managing member of Operating Subsidiary, Tiptree operates and controls all of the business and affairs of Operating Subsidiary and its subsidiaries and consolidates the financial results of Operating Subsidiary and its subsidiaries. Tiptree Financial Partners L.P’s (“TFP”) ownership of approximately 75% of Operating Subsidiary is reflected as a non-controlling interest in Tiptree’s consolidated financial statements. Tiptree’s Class A common stock is traded on Nasdaq and has both economic and voting rights; Tiptree’s Class B common stock is held by TFP and has voting but no economic rights.

•	Economic Net Income of Operating Subsidiary for the nine months ended September 30, 2013 was $29.9 million. Economic Net Income available to Tiptree Class A stockholders for the nine months ended September 30, 2013 was $6.9 million, or $0.67 per diluted Class A share, compared with an Economic Net Income of $5.7 million, or $0.55 per diluted Class A share, for the nine months ended September 30, 2012. Economic Net Income for the nine months ended September 30, 2013 was primarily driven by strong results in corporate credit, real estate, insurance and insurance services and asset management.

•	Dilutive Tiptree Economic Book Value per Class A share was $9.98 at September 30, 2013, compared with Dilutive Tiptree Economic Book Value per Class A share of $9.30 at December 31, 2012.

•	GAAP net income of Operating Subsidiary for the nine months ended September 30, 2013 was $29 million. GAAP net income available to Tiptree Class A stockholders for the nine months ended September 30, 2013 was $6.6 million, or $0.64 per diluted share, compared with GAAP net income available to Class A stockholders for the nine months ended September 30, 2012 of $6.5 million, or $0.63 per diluted share. A reconciliation of Economic Net Income and Economic Book Value to reported GAAP results is attached.

The nine months ended September 30, 2013 have been a transformative period for Tiptree. The following highlights certain developments during this period, which are described in more detail in the Form 10-Q filed by Tiptree today.

•	Contribution Transactions. We completed a transaction we refer to as the Contribution Transactions, creating Tiptree’s current capital and ownership structure on July 1, 2013. TFP and Care Investment Trust Inc. (prior to the Contribution Transactions, “Care Inc.”) each contributed substantially all of their assets to Operating Subsidiary in exchange for ownership in Operating Subsidiary.

•	Acquisitions and dispositions. We sold our membership interests in an entity that owned fourteen senior living facilities, which we refer to as the Bickford Portfolio, on June 28, 2013 for net cash of $44 million and a net gain of approximately $15.5 million. We purchased an aggregate of approximately 66.7% of the voting equity interests of Siena Capital Finance LLC (“Siena”) for an aggregate of $10 million in two stages on April 2013 and July 2013. A capital contribution by another investor in Siena diluted our interest in Siena to approximately 62% in October 2013. We entered into a definitive agreement to make a $5 million loan to Luxury Mortgage Corp. (“Luxury”) on April 2013. Half of the loan has been funded and the remainder will be funded upon regulatory approval and other closing conditions, whereupon we will receive approximately 67.5% of Luxury’s common stock.

•	Asset Management Activity. Telos CLO 2013-3, Ltd. (“Telos 3”) and Telos CLO 2013-4, Ltd. (“Telos 4”) became effective on June 5, 2013 and October 23, 2013, respectively. In anticipation of issuing CLO notes for Telos CLO 2013-5, Ltd. (“Telos 5”), Telos entered into a $100 million warehouse credit agreement on August 6, 2013, which was increased to $140 million on September 25, 2013.

•	Debt Financing. Operating Subsidiary borrowed $50 million under a Credit Agreement entered into with Fortress Credit Corp. (“Fortress”) on September 18, 2013. The Credit Agreement includes an option to borrow an additional $125 million, subject to satisfaction of certain customary conditions.

•	Equity Activity. Our Class A common stock has been trading on the Nasdaq Capital Market under the symbol “TIPT” since August 9, 2013. A registration statement facilitating public resales of approximately 7.2 million shares of our Class A common stock owned by TFP prior to the Contribution Transactions and distributed to TFP the limited partners in redemption of partnership interests in TFP became effective on October 18, 2013.

Tiptree’s board of directors reviewed a variety of factors including, the attractive risk adjusted yields available on investment opportunities that the Company is currently considering, and the relatively low year-to-date expected tax obligations for Operating Subsidiary’s investors, and has unanimously decided not to declare a dividend at this time.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

FOR FURTHER INFORMATION:

(212) 446-1400

ir@tiptreefinancial.com

Economic Net Income

Economic Net Income (“ENI”) is a non-GAAP financial measure of profitability which Tiptree uses to measure the performance of its core business. Management believes that ENI reflects the nature and substance of the economic results of Tiptree’s businesses. Management also uses ENI as a measurement for determining incentive compensation. In addition to the other adjustments indicated in the table below, ENI includes the following adjustments: (i) adjustment to results from real estate to eliminate non-cash items similar to adjusted funds from operations (“AFFO”) which is a non-GAAP financial measure widely used in the real estate industry, (ii) in our insurance segment, adjustment for fair value on available for sale securities, which is a non-GAAP measure frequently used throughout the insurance industry, and (iii) in our specialty finance segment, Variable Interest Entities (“VIEs”), such as Collateralized Loan Obligations (“CLOs”) are shown as if not consolidated. Reconciliation of ENI to the most comparable GAAP measure is presented below.

ENI as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. ENI should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP.

The following table details the individual revenue and expense components of the non-GAAP measure Economic Net Income for the periods indicated (unaudited in thousands):

	Nine month period ended September 30, 2013	Nine month period ended September 30, 2012
Revenues:
Interest income	$408	$396
Dividend/distribution income	15,653	15,430
Realized gains (losses)	(1,015)	414
Unrealized gains	20,273	16,589
Management fee income	12,281	3,351

Total revenues	$47,600	$36,180
Expenses:
Compensation expense	9,839	3,096
Distribution expense (convertible preferred)	1,747	1,979
Interest expense	1,496	933
Professional fees and other	4,633	3,081

Total expense	$17,715	$9,089
Economic Net Income (loss) before management fee expenses and waivers and incentive allocation	$29,885	$27,091
Less: Management fee expenses (1)	—	1,996
Less: Management fee expenses waived (1)	—	(1,066)
Economic Net Income before incentive allocation	29,885	26,161
Less: Incentive allocation (1)	—	3,459

Economic Net Income of Operating Subsidiary	29,885	22,702

Less: Economic net income attributable to TFP	$22,450	$17,052

Economic Net Income of Tiptree before tax provision	7,435	5,650
Less: Tax provision attributable to Tiptree	567	—

Economic Net Income of Tiptree	$6,868	$5,650

(1)	Following TFP’s acquisition of TAMCO in June 2012 described in Note 1 to the financial statements, TAMCO no longer pays management or incentive fees.

Reconciliation of GAAP Book Value to Economic Book Value:

Economic Book Value (“EBV”) is a non-GAAP financial measure which Tiptree uses to evaluate the performance of its core business. Management believes that EBV provides greater transparency and enhanced visibility into the underlying profitability drivers of our business and provides a useful, alternative view of the economic results of Tiptree’s businesses. EBV includes the following adjustments: (i) reversal of GAAP value for TAMCO and CLO VIEs and replacement with fair value, (ii) addition of life to date AFFO adjustments for real estate operations, (iii) reclassification of convertible preferred distributions to expense and (iv), foreign exchange timing adjustment. Reconciliation of EBV to the most comparable GAAP measure is presented below.

EBV as used by Tiptree may not be comparable to similar measures presented by other companies as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. EBV should be considered in addition to, not as a substitute for, financial measures determined in accordance with GAAP. The following is a reconciliation of GAAP book value attributable to Tiptree to EBV as of September 30, 2013 and December 31, 2012 (in thousands except share data):

	September 30, 2013	December 31, 2012
GAAP Net Assets to Tiptree Class A Stockholders	$114,234	$108,357
Less cash and cash equivalents held directly at Tiptree	3,884	4,089
Plus portion of NCI held by TFP	335,765	315,640

GAAP Net Assets of Operating Subsidiary	446,115	419,908
Reversal of consolidation of TAMCO (including VIEs)(1):	(146,373)	(120,513)
Fair values of CLOs (2)	63,173	30,737
Value of TAMCO (3)	57,661	56,353
Adjustments to results from real estate operations (4)	1,857	5,603
TFP convertible preferred reclass of distributions to expense (5)	—	(810)
Foreign exchange reserve (6)	—	(1,174)

Economic Operating Subsidiary Net Assets (before dilutive adjustments)	$422,433	$390,104

Dilutive adjustments (7)	25,894	25,894

Economic Operating Subsidiary Net Assets (after dilutive adjustments)	$448,327	$415,998
Basic Units outstanding (8)	41,229	41,049
Dilutive Unit adjustments (7)	3,690	3,685

Dilutive Economic Operating Subsidiary Units Outstanding	44,919	44,734
Basic Economic Book Value Per Unit (9)	$10.25	$9.50
Dilutive Economic Book Value Per Unit (9)	$9.98	$9.30
Tiptree Class A Economic Book Value
Tiptree Class A shares outstanding	10,260	10,226
Basic Economic Tiptree Book Value Per Class A Share	$10.25	$9.50
Dilutive Economic Tiptree Book Value Per Class A Share	$9.98	$9.30

(1)	Under GAAP, Tiptree is required to consolidate all of the assets and liabilities of the VIEs managed by TAMCO on Tiptree’s balance sheet regardless of Tiptree’s economic interest. See Note 2(c) to Tiptree’s Consolidated Financial Statements. Adjustment is reversal of consolidation of TAMCO and VIEs.
(2)	Adjustment is to include the fair value of our ownership position in the VIEs which has been reversed as described in note (1) above.
(3)	Adjustment to value TAMCO at the lower of cost and market. The December 31, 2012 amount reflects Tiptree’s initial valuation of the purchase price based on the March 31, 2012 value of LP units issued in consideration for TAMCO. The September 30, 2013 amount reflects Tiptree’s final valuation of the purchase price based on the June 30, 2012 value of LP units issued in consideration for TAMCO.
(4)	Adjustments to results from real estate operations reverses the amounts, since inception, related to the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash transactions expenses, non-cash equity compensation expenses, other noncash charges, and incentive compensation adjustment for unconsolidated partnerships and joint ventures.
(5)	Convertible preferred distribution was reclassified as expense for purposes of ENI. This adjustment conforms the reclassification for EBV purposes.
(6)	A reserve was established for EBV purposes as of December 31, 2012 reflecting a timing difference relative to GAAP recognition of yen foreign exchange. Such reserve was subsequently reversed.
(7)	Adjustments include the proceeds that would be received by Operating Subsidiary and the units issued assuming exercise of all outstanding warrants.
(8)	Excludes 6,474 units issued in respect of shares of Class A common stock to directors of Tiptree as part of their annual retainer.
(9)	As a result of the Contribution Transactions, Operating Subsidiary is owned approximately 25% by Tiptree and approximately 75% by TFP. Tiptree’s ownership is equal to the number of shares of Class A common stock and pursuant to Operating Subsidiary’s limited liability agreement this ratio will remain 1:1. TFP’s ownership is equal to 2.798 times the number of TFP LP units outstanding and this ratio is expected to remain 2.798:1. There were 11,068 and 11,016 LP Units outstanding as of September 30, 2013 and December 31, 2012, respectively. The basic EBV per LP Unit was $28.68 and $26.59 as of September 30, 2013 and December 31, 2012, respectively. The diluted EBV per LP Unit was $27.92 and $26.02 as of September 30, 2013 and December 31, 2012, respectively.

Reconciliation of GAAP Net Income To Economic Net Income

The following is a reconciliation of GAAP Net Income attributable to Tiptree to ENI for the nine month periods ended September 30, 2013 and 2012 (in thousands):

	Nine month	Nine month
	period ended	period ended
	September 30, 2013	September 30, 2012
GAAP Net Income of Tiptree	$6,563	$6,508
Plus: Tax provision attributable to Tiptree	567	—
Plus: Portion of NCI held by TFP	21,589	19,611

GAAP net income of Operating Subsidiary	$28,719	$26,119
Adjustments:
Adjustments to results from real estate operations (1)	(3,758)	2,121
Effect of change in majority ownership of subsidiaries (2)	(1,673)	460
Fair value adjustments to carrying value (3)	939	6,385
Reversal of VIEs net losses (gains) attributable to TFP (4)	6,231	(3,726)
Reversal of TAMCO net gains for periods prior to acquisition of TAMCO (5)	—	(6,560)
TFP convertible preferred reclass of distributions to expense (6)	(1,747)	(1,978)
Foreign exchange reserve (7)	1,174	—
Amortization of start-up expenses (8)	—	(119)

Economic Net Income of Operating Subsidiary	29,885	22,702
Less: Economic net income attributable to TFP	22,450	17,052

Economic Net Income of Tiptree before tax provision	7,435	5,650
Less: Tax provision attributable to Tiptree	567	—

Economic Net Income of Tiptree	$6,868	$5,650

(1)	Adjustments to results from real estate operations includes the effects of straight lining lease revenue, expenses associated with depreciation and amortization, certain transaction expenses, non-cash equity compensation expenses, other non-cash charges, and incentive compensation adjustments for unconsolidated partnerships and joint ventures.
(2)	Effect of change in majority ownership of subsidiaries is the dilutive effect of Care Inc.’s issuance of shares related to the Contribution Transactions and stock-based compensation, the effect of Tiptree’s increased ownership of Philadelphia Financial due to accretion of preferred shares, and the increase in ownership of Siena.
(3)	Adjustment is to account at fair value the CLO subordinated notes held by Tiptree and PFG’s available-for-sale securities. Fair values are obtained from an independent third party pricing source.
(4)	Reversal of VIEs net losses/(gains) attributable to Tiptree (see reconciliation table below in thousands):

Nine month period ended September 30, 2013	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$(18,262)	$(18,079)	7.11%
Telos 2	(5,977)	(5,917)	95.45%
Telos 3	1,441	1,427	19.79%
Telos 4	563	557	71.08%

Total	$(22,235)	$(22,012)

Nine month period ended September 30, 2012	Tiptree pro rata portion of Net Income	Net Income (net of 1% NCI)	Tiptree’s ownership %
Telos 1	$2,849	$2,821	7.11%
Telos 2	3,731	3,694	95.45%

Total	$6,580	$6,515

(5)	The purchase of TAMCO on June 30, 2012 was accounted for as a combination of entities under common control. As a result, the assets and liabilities of TAMCO were presented as if TAMCO had been consolidated by Tiptree on January 1, 2010. For non-controlling interest, we are reversing the effect of this recasting of financial information for prior periods.
(6)	Convertible preferred distribution reclassified as expense for purposes of ENI so as to reflect a cost of capital charge for outstanding convertible preferred. This class automatically converted to common shares effective July 1, 2013.
(7)	Reflects the timing difference on the recognition of yen exposure GAAP versus ENI.
(8)	Amortization of expenses associated with the start-up of Tiptree in 2007. The amortization period ended on June 30, 2012.

TIPTREE FINANCIAL, INC.

AND SUBSIDIARIES

Consolidated Balance Sheet (Unaudited)

(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents – unrestricted	$123,721	$88,563
Cash and cash equivalents – restricted	34,210	20,748
Due from separate accounts	2,467	2,128
Investments in trading securities, at fair value	39,333	59,982
Investments in available for sale securities, at fair value (amortized cost: $17,546 and $15,693 in 2013 and 2012, respectively)	17,721	16,303
Investments in loans, at fair value	128,467	20,423
Loans owned, at amortized cost – net of allowance	32,443	5,467
Investments in partially-owned entities	11,075	8,388
Derivative financial instruments, at fair value	2	834
Due from brokers, dealers, and trustees	247	8,539
Real estate	62,492	118,827
Reinsurance receivables	9,080	8,802
Management fee receivables	255	249
Policy loans	104,875	99,123
Insurance policies and contracts acquired	39,809	41,379
Deferred policy acquisition costs	4,543	3,878
Separate account assets	4,353,490	4,035,053
Deferred tax assets	4,834	5,342
Notes receivable	6,071	—
Accrued interest and dividends receivable	1,048	1,642
Intangible assets	115,286	121,033
Goodwill	4,243	3,088
Assets of consolidated CLOs	1,491,744	851,660
Other assets	16,777	12,351

Total assets	$6,604,233	$5,533,802

Liabilities and Stockholders’ Equity
Liabilities:
Derivative financial instruments, at fair value	$—	$3,172
U.S. Treasuries, short position	18,945	20,175
Mortgage notes payable	33,254	95,232
Notes payable	146,500	100,416
Loans payable	58,749	—
Policy liabilities	114,930	108,868
Separate account liabilities	4,353,490	4,035,053
Due to brokers, dealers and trustees	47,120	—
Accrued interest payable	293	420
Liabilities of consolidated CLOs	1,250,931	620,310
Other liabilities and accrued expenses	24,243	14,568

Total liabilities	$6,048,455	$4,998,214

Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock—Class A: $0.001 par value, 200,000,000 shares authorized, 10,260,379 and 10,226,250 shares issued and outstanding	11	11
Common stock—Class B: $0.001 par value, 50,000,000 shares authorized, 30,968,877 and 0 shares issued and outstanding	31	—
Additional paid-in capital	97,250	96,144
Accumulated other comprehensive income	290	311
Retained earnings	16,652	11,892

Total stockholders’ equity of Tiptree Financial Inc.	114,234	108,358
Non-controlling interest	354,667	324,595
Appropriated retained earnings of consolidated TAMCO	86,877	102,635

Total stockholders’ equity	555,778	535,588
Total liabilities and stockholders’ equity	$6,604,233	$5,533,802

Tiptree Selected Consolidated Financial Data

Summary Consolidated Statements of Operations (unaudited in thousands):

	Three month	Three month	Nine month	Nine month
	period ended	period ended	period ended	period ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Net realized (losses) gains and change in unrealized appreciation (depreciation) on investments:
Net realized gains (losses)	$669	$620	$(770)	$926
Change in unrealized appreciation	5,314	1,816	4,227	9,186

Net realized and unrealized gains	5,983	2,436	3,457	10,112

Investment income:
Interest income	3,916	2,317	11,131	7,498
Separate account and administrative fees	18,286	15,372	53,192	25,119
Rental revenue	1,363	429	3,279	1,254
Income attributable to consolidated CLOs	11,256	23,804	33,475	50,420
Other income	325	734	701	2,289

Total investment income	35,146	42,656	101,778	86,580

Total net realized and unrealized gains and investment income	41,129	45,092	105,235	96,692

Expenses:
Interest expense	4,110	3,348	12,008	4,416
Payroll expense	8,741	7,448	26,277	12,746
Professional fees	2,252	4,755	6,204	9,179
Change in future policy benefits	1,189	1,047	3,502	3,042
Mortality expenses	2,633	2,542	7,885	7,338
Commission expense	631	496	1,805	1,489
Depreciation and amortization expenses	1,215	593	3,382	1,527
Expenses attributable to the consolidated CLOs	12,783	6,183	34,021	25,190
Other expenses	4,240	1,153	10,722	4,922

Total expenses	37,794	27,565	105,806	69,849

Income before taxes from continuing operations	3,335	17,527	(571)	26,843
Provision for income taxes	1,434	735	4,549	162

Income from continuing operations	1,901	16,792	(5,120)	26,681
Discontinued operations:
Gain on sale of Bickford portfolio, net	—	—	15,463	—
Income from discontinued operations, net	—	721	1,647	2,294
Provision for income taxes	—	—	—	—

Discontinued Operations, net	—	721	17,110	2,294

Net income	$1,901	$17,513	$11,990	$28,975
Less net income attributable to the noncontrolling interest	7,008	9,485	21,185	19,652
Less net (loss) income attributable to the VIE subordinated noteholders	(6,937)	4,939	(15,758)	2,815

Net income available to common stockholders	$1,830	$3,089	$6,563	$6,508